UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 23, 2009 (March 18, 2009)

ADVANCED VOICE RECOGNITION SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52390	98-0511932
State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

7659 E. Wood Drive, Scottsdale, Arizona 85260

 (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (480) 704-4183

__________N/A__________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities

On March 18, 2009, Advanced Voice Recognition Systems, Inc., a Nevada corporation (the “Company”), issued to Equiti-trend Advisors LLC, a California limited liability company (“Equiti-trend”), 350,000 restricted shares of the Company’s common stock, par value $.001 per share, in exchange for Equiti-trend’s agreement to render public relations and communication services for a period of six months commencing on March 18, 2009.  The issuance was completed in reliance on the exemption from registration under Sections 4(2) and 4(6) of the Securities Act of 1933, as amended (the “Act”), and Rule 506 of Regulation D.  The shares of common stock were acquired by single “accredited investor” (as that term is defined in Rule 501 of Regulation D promulgated under the Act) who had access to information about the Company for an aggregate offering price that did not exceed the amount allowed under Section 3(b) of the Act, and there was no advertising or public solicitation in connection with the transaction.

Item 7.01  Regulation FD Disclosure.

On March 23 2009, the Company issued a press release entitled “Advanced Voice Recognition Systems, Inc. retains Equiti-trend Advisors, LLC to lead shareholder relations and investor communications.”  A copy of the press release is furnished herewith as Exhibit 99.1.

All of the information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.      Descriptions

99.1                 Press release dated March 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED VOICE RECOGNITION SYSTEMS, INC.

Dated: March 23 2009	By:	/s/ Walter Geldenhuys
Name: Walter Geldenhuys
Title: President, Chief Executive Officer & Chief Financial Officer

Exhibit Index

Exhibit No.      Document

99.1                 Press release dated March 23, 2009.